DRAFT Confidential Presentation to:

International Specialty Products Inc.

Presentation to the Special Committee of the Board of Directors

September 18, 2002
LEHMAN BROTHERS
DRAFT
Table of Contents

Agenda
I.	Overview of the Proposal

II.	Overview of International Specialty Products Inc.

A.	Company Overview

B.	Segment Review

C.	Review of Financial Projections

III.	Summary Valuation Analysis

A.	Summary Valuation Range

B.	Review of Non-Operating Assets and Liabilities

C.	Purchase Price Ratio Analysis

D.	Historical Stock Price Performance

E.	Comparable Trading Analysis

F.	Comparable Transaction Analysis

G.	Discounted Cash Flow Analysis

Appendices

A.	Weighted Average Cost of Capital (“WACC”) Analysis

B.	ISP Ownership Profile

C.	Review of Assumption for Operating Projections

D.	Premiums Paid Analysis

LEHMAN BROTHERS

DRAFT

Overview of the Proposal

DRAFT
Executive Summary

Overview of the Proposal

•	The Special Committee of the Board of Directors of International Specialty Products Inc. (“ISP” or the “Company”) has asked Lehman Brothers to be prepared to render an opinion with respect to the fairness or inadequacy, as the case may be, from a financial point of view, to the shareholders of the Company, other than Samuel Heyman and his affiliates (the “Public Shareholders”), of the price to be offered to the Public Shareholders in the proposed transaction

•	Lehman Brothers has reviewed and analyzed:

–	The specific terms of the proposed transaction;

–	Such publicly available information concerning ISP that Lehman Brothers believed to be relevant to its analysis, including Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and Form 13-D filed on July 9, 2002;

–	Financial and operating information with respect to the business, operations and prospects of ISP furnished to us by the Company;

–	Trading history of Company Common Stock from June 25, 1991 to the present and a comparison of this trading history with those of other companies that Lehman Brothers deemed relevant;

–	A comparison of the historical financial results and present financial condition of ISP with those of other companies that Lehman Brothers deemed relevant; and

–	A comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant

•	In undertaking its opinion, Lehman Brothers has assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and has further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading

LEHMAN BROTHERS	1

DRAFT
Due Diligence Process

Overview of the Proposal

Due Diligence Overview

•	Due diligence review session on September 3, 2002 with ISP management including:

–	Sunil Kumar – President & CEO

–	Neal E. Murphy – Senior Vice President & CFO

–	Susan B. Yoss – Executive Vice President – Finance & Treasurer

–	Richard A. Weinberg – Executive Vice President & General Counsel

–	Stephen R. Olsen – Senior Vice President – Marketing & Corporate Development

–	Kenneth M. McHugh – Vice President & Controller

–	Celeste Wills – Associate & General Counsel – Environmental

•	Extensive additional diligence documents including, among others:

–	Management Letters and other audit documents from Arthur Andersen LLP

–	Diligence call with KPMG engagement partner Mike Shannon

–	Detailed documentation regarding ISP’s internal audit processes

–	Summary budget and operating results for 2002

–	Historical and projected summary financial results by segment and geography

–	Detailed documentation regarding management and employees including compensation structure and benefits

–	Audit letter from Richard Weinberg to Arthur Anderson LLP regarding contingent liabilities and litigation matters

–	Rating agency and investor presentations

–	Marketing plan by specific product line

–	Details of tax audits outstanding and tax reserves

•	Responses to specific follow-up inquiries

LEHMAN BROTHERS	2

DRAFT
Terms of the Proposal

Overview of the Proposal

Description:	At the close of market on July 8, 2002, Samuel J. Heyman issued a press release proposing that the Board consider a transaction whereby he would acquire the shares of ISP not beneficially owned by him or by his affiliates

Consideration:	$10.00 per share in cash

Conditions:	Transaction would require the approval of a majority of the minority shareholders

Transaction Value:	The amount offered implies an Enterprise Value of $1,157
million for the whole company
Proposal Price Premia:

	Current Share Price September 16, 2002		Prior to July 8, 2002 Announcement

Premium to:	ISP Price	% Premium	ISP Price	% Premium

Proposal Price	$10.00		$10.00
1 Day (1)	9.53	4.9%	7.95	25.8%
7 Days Avg.	9.64	3.7%	7.82	27.9%
30 Days Avg.	9.83	1.7%	6.92	44.4%
60 Days Avg.	9.86	1.4%	7.70	29.8%
90 Days Avg.	9.30	7.5%	8.32	20.2%
180 Days Avg.	9.08	10.2%	8.61	16.2%
1 Year Avg.	8.84	13.1%	8.85	13.0%
1 Year Median	8.75	14.3%	8.80	13.6%
1 Year High	10.45	(4.3%)	11.11	(10.0%)
1 Year Low	5.60	78.6%	5.60	78.6%

(1)	The “1 Day” trading price prior to announcement was the closing price as of July 8, 2002.

LEHMAN BROTHERS	3

DRAFT

Overview of International Specialty Products Inc.

DRAFT
Corporate Overview

Overview of International Specialty Products Inc.

Business Overview

Business Description

  ISP manufactures and sells specialty chemicals and mineral products to the personal care, pharmaceutical, construction, food, plastics, coatings and beverage industries on a worldwide basis
  ISP uses proprietary technology to convert acetylene to high-performance polymers used as fixatives in hair care, excipients in pharmaceutical tablets and clarifying agents in beer production
  ISP also produces intermediates used in engineering plastics and solvents used in petroleum manufacturing
  ISP produces polyvinyl pyrrolidone polymers (PVP) and related products in 14 plants with 10 plants in U.S., 2 in Europe and 2 in Asia
  In 2001, ISP had 2,600 employees worldwide

Major Plant Locations

United States	Major Products
Texas City, TX	PVP, NMP
Calvert City, KY	PVP, Vinyl Ethers
Blue Ridge Summit, PA	Mineral Products
Pembine, WI	Mineral Products
Annapolis, MO	Mineral Products
San Diego, CA	Alginates
Columbus, OH	Fine Chemicals
Freetown, MA	Fine Chemicals
Chatham, NJ	Personal Care Chemicals
Europe
Marl, Germany	Butanediol, THF
Girvan, Scotland	Alginates
Asia
Nagpul, India	Specialty Chemicals

LEHMAN BROTHERS	4

DRAFT
Segment Overview – Personal Care

Overview of International Specialty Products Inc.

Business Overview

Products		End Markets		Key Competitors

• Skin Care	•	Skin Care	•	Skin Care
– Ultra Violet Absorbers		– Skin Lotions and Creams		– Roche
– Emollients		– Color Cosmetics		– Givaudan
– Moisturizers		– Body Washes		– BASF
– Waterproofing Agents		– Beach Products		– Lonza
– Preservatives				– Cognis, Clariant, Ciba
– New Chinese Entrants

• Hair Care	•	Hair Care	•	Hair Care
– Fixatives		– Hairspray		– BASF
– Thickeners		– Mousses and Styling Gels		– National Starch
– Stabilizers		– Shampoos and Conditioners		– Eastman Chemical
		– Hair Dye Preps		– Noveon
– Stepan

(1)	Adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

LEHMAN BROTHERS	5

DRAFT
Segment Overview – Personal Care

Overview of International Specialty Products Inc.

Financial Benchmarking

Segment Financials (1)

($ in millions)	Historical			Estimated	Projected				CAGR

	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	99-02E	02E-06E

Net Sales	$187.2	$189.2	$196.2	$209.9	$218.5	$227.8	$237.3	$248.2	3.9%	4.3%
% Growth	N/A	1.1%	3.7%	7.0%	4.1%	4.3%	4.2%	4.6%
Cost of Sales	95.0	100.7	105.9	109.7	114.2	119.0	123.8	129.8

Gross Profit	92.2	88.5	90.3	100.2	104.3	108.8	113.5	118.4	2.8%	4.3%
% Margin	49.3%	46.8%	46.0%	47.7%	47.7%	47.8%	47.8%	47.7%
SG&A Expense	48.6	50.5	51.5	55.4	57.3	59.2	61.2	64.2
% of Sales	26.0%	26.7%	26.2%	26.4%	26.2%	26.0%	25.8%	25.9%

EBIT	43.6	38.0	38.8	44.8	47.0	49.6	52.3	54.2	0.9%	4.9%
% Margin	23.3%	20.1%	19.8%	21.3%	21.5%	21.8%	22.0%	21.8%
D&A	11.6	12.4	13.2	14.9	15.2	15.1	15.2	15.2
% Margin	6.2%	6.5%	6.7%	7.1%	6.9%	6.6%	6.4%	6.1%

EBITDA	55.2	50.4	52.0	59.7	62.2	64.7	67.5	69.4	2.7%	3.8%
% Margin	29.5%	26.6%	26.5%	28.5%	28.4%	28.4%	28.4%	28.0%

Benchmarking Analysis (2)

		Growth		Profitability Margins

	2001 Sales (US$)	Historical Sales (‘99-’01)	Projected Sales (‘02-’04)	2001 Gross	2001 EBIT(3)	2001 EBITDA	Average EBITDA (‘99-’01)	Average EBITDA (‘02-’04)

Croda	$449.0	0.8%	3.2%	23.6%	13.4%	18.3%	19.7%	19.4%
International Flavors & Fragrances	1,843.8	(2.3%)	2.4%	42.3%	17.7%	22.2%	19.8%	22.4%
Givaudan	1,444.9	3.7%	5.2%	48.1%	19.5%	22.7%	23.3%	23.7%

Mean	$1,245.9	0.7%	3.6%	38.0%	16.9%	21.1%	20.9%	21.9%

ISP Personal Care	$196.2	2.4%	4.2%	46.0%	19.8%	26.5%	27.5%	28.4%

(1)	Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.
(2)	Source: Publicly available financials and Wall St. Research reports.
(3)	Adjusted for goodwill amortization as per FAS 142.

LEHMAN BROTHERS	6

DRAFT
Segment Overview – Pharmaceutical, Food & Beverage

Overview of International Specialty Products Inc.

Business Overview

Products		End Markets		Key Competitors
• Pharmaceutical	•	Pharmaceutical	•	Pharmaceutical
– Excipients		– Tablets		– BASF
– Bioadhesives		– Toothpaste		– Dow Chemical
– Antiseptics		– Denture Adhesives		– Hercules
– Oral Care		– Disinfectant Creams		– Noveon
• Food Ingredients	•	Food Ingredients	•	Food Ingredients
– Alginates and derivatives based on		– Dairy Products		– FMC
natural seaweed extracts		– Pie Fillings and Desserts		– Kimitsu
		– Salad Dressings		– Kibun
		– Control Release Technology for Pharmaceuticals		– New Chinese Entrants
– Beverages and Beer
• Beverage	•	Beverage	•	Beverage
– PVP Polymers used as stabilizers and		– Beer		– BASF
clarifiers in beverages		– Wine		– Millennium
– W.R. Grace

(1)	Adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

LEHMAN BROTHERS	7

DRAFT

Segment Overview – Pharmaceutical, Food & Beverage

Overview of International Specialty Products Inc.

Financial Benchmarking

Segment Financials (1)

($ in millions)	Historical			Estimated	Projected				CAGR

	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	99-02E	02E-06E

Net Sales	$175.5	$223.5	$227.1	$239.7	$254.8	$270.4	$286.7	$305.0	11.0%	6.2%
% Growth	NA	27.4%	1.6%	5.5%	6.3%	6.1%	6.0%	6.4%
Cost of Sales	92.7	124.6	126.9	133.6	141.9	150.8	159.5	169.6

Gross Profit	82.8	98.9	100.2	106.1	112.9	119.6	127.2	135.4	8.6%	6.3%
% Margin	47.2%	44.3%	44.1%	44.3%	44.3%	44.2%	44.4%	44.4%
SG&A Expense	37.2	46.8	44.7	48.3	50.6	52.8	55.6	60.0
% of Sales	21.2%	20.9%	19.7%	20.2%	19.9%	19.5%	19.4%	19.7%

EBIT	45.6	52.1	55.5	57.8	62.3	66.8	71.6	75.4	8.2%	6.9%
% Margin	26.0%	23.3%	24.4%	24.1%	24.5%	24.7%	25.0%	24.7%
D&A	10.8	14.6	15.3	17.0	17.7	18.0	18.3	18.7
% Margin	6.2%	6.5%	6.7%	7.1%	6.9%	6.6%	6.4%	6.1%

EBITDA	56.4	66.7	70.8	74.8	80.0	84.8	89.9	94.1	9.9%	5.9%
% Margin	32.2%	29.9%	31.2%	31.2%	31.4%	31.3%	31.4%	30.8%

Benchmarking Analysis (2)

		Growth			Profitability Margins

	2001 Sales (US$)	Historical Sales (‘99-’01)		Projected Sales (‘02-’04)	2001 Gross	2001 EBIT (3)	2001 EBITDA	Average EBITDA (‘99-’01)	Average EBITDA (‘02-’04)

Cambrex	$498.9	1.8%		6.1%	36.9%	16.0%	24.2%	25.6%	25.3%
FMC Specialty Chemicals	472.0	(8.6%)		4.8%	NA	18.8%	26.3%	23.8%	NA
Sensient Technologies	492.0	(0.4%)		NA	32.8%	15.9%	20.5%	21.0%	NA

Mean	$487.6	(2.4%)		5.4%	34.8%	16.9%	23.7%	23.5%	25.3%

ISP Pharma, Food, and Beverage	$227.1	3.3	%(4)	6.2%	44.1%	24.4%	31.2%	31.1%	31.3%

(1)	Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.
(2)	Source: Publicly available financials and Wall St. Research reports.
(3)	Adjusted for goodwill amortization as per FAS 142.
(4)	Organic growth only.

LEHMAN BROTHERS	8

DRAFT
Segment Overview – Performance, Fine & Industrial

Overview of International Specialty Products Inc.

Business Overview

Products		End Markets		Key Competitors
• Performance Chemicals	•	Performance Chemicals	•	Performance Chemicals
– Polymers for industrial markets and agriculture		– Detergents – Household Cleaners		– BASF – Ciba
		– Inkjet Paper		– National Starch
		– Coatings		– Penford
– Adhesives
– Agriculture

• Fine Chemicals	•	Fine Chemicals	•	Fine Chemicals
– Bulk Pharmaceuticals		– Custom Manufacturing for Pharmaceuticals		– BASF
– Pharmaceutical Intermediates		– Photography Film		– Cambrex
– Imaging Dyes & Polymers				– Dow Chemical
– Eastman Chemical
– Lonza
– New Chinese Entrants
• Industrial Chemicals	•	Industrial Chemicals	•	Industrial Chemicals
– Butanediol (BDO)		– High Performance Plastics		– BASF
– Tetrahydrafuran (THF)		– Lubricating Oils		– BP Amoco
– N-Methyl Pyrrolidone (NMP)		– Chemical Processing		– Lyondell
– Propargyl Alcohol		– Electronics Cleaning Coatings		– Mitsubishi
		– Agriculture		– SISAS
– New Taiwanese Producers

(1)	Adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

LEHMAN BROTHERS	9

DRAFT
Segment Overview – Performance, Fine & Industrial

Overview of International Specialty Products Inc.

Financial Benchmarking

Segment Financials (1)

($ in millions)	Historical			Estimated	Projected				CAGR

	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	99-02E	02E-06E

Net Sales	$337.4	$299.4	$283.2	$288.8	$275.6	$284.5	$292.6	$301.5	(5.1%)	1.1%
% Growth	NA	(11.3%)	(5.4%)	2.0%	(4.6%)	3.2%	2.8%	3.0%
Cost of Sales	237.0	240.2	210.3	231.3	217.7	222.0	226.1	231.4

Gross Profit	100.4	59.2	72.9	57.4	57.8	62.4	66.4	70.0	(17.0%)	5.1%
% Margin	29.8%	19.8%	25.7%	19.9%	21.0%	21.9%	22.7%	23.2%
SG&A Expense	53.1	50.5	51.2	55.8	56.7	57.8	57.9	58.1
% of Sales	15.7%	16.9%	18.1%	19.3%	20.6%	20.3%	19.8%	19.3%

EBIT	47.3	8.7	21.7	1.6	1.1	4.6	8.5	11.9	(67.7%)	65.2%
% Margin	14.0%	2.9%	7.7%	0.6%	0.4%	1.6%	2.9%	3.9%
D&A	20.8	19.6	19.1	20.5	19.1	18.9	18.7	18.4
% Margin	6.2%	6.5%	6.7%	7.1%	6.9%	6.6%	6.4%	6.1%

EBITDA	68.1	28.3	40.8	22.1	20.2	23.5	27.2	30.3	(31.3%)	8.2%
% Margin	20.2%	9.4%	14.4%	7.7%	7.3%	8.3%	9.3%	10.1%

Benchmarking Analysis (2)

		Growth		Profitability Margins

	2001 Sales (US$)	Historical Sales (‘99-’01)	Projected Sales (‘02-’04)	2001 Gross	2001 EBIT (3)	2001 EBITDA	Average EBITDA (‘99-’01)	Average EBITDA (‘02-’04)

Lyondell Intermediate Chemicals (PO)	$3,226.0	(6.5%)	6.5%	14.1%	8.5%	13.8%	15.4%	13.9%
National Starch (ICI)	2,696.9	1.7%	3.4%	NA	11.8%	16.0%	16.8%	16.1%
Penford	232.6	(1.9%)	NA	17.9%	5.1%	12.8%	13.1%	NA

Mean	$2,051.8	(2.3%)	4.9%	16.0%	8.5%	14.2%	15.1%	15.0%

ISP Perf, Fine, and Industrial	$283.2	(8.7%)	(0.7%)	25.7%	7.7%	14.4%	14.7%	7.8%

(1)	Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.
(2)	Source: Publicly available financials and Wall St. Research reports.
(3)	Adjusted for goodwill amortization as per FAS 142.

LEHMAN BROTHERS	10

DRAFT

Segment Overview – Mineral Products

Overview of International Specialty Products Inc.

Business Overview

Products	End Markets	Competitors

• Ceramic Coated	• Primarily North American roofing market	• 3M
• Roofing Granules		• Minerals Research

LEHMAN BROTHERS	11

DRAFT
Segment Overview – Mineral Products

Overview of International Specialty Products Inc.

Financial Benchmarking

Segment Financials (1)

($ in millions)	Historical			Estimated	Projected					CAGR

	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	99-02E	02E-06E

Net Sales	$87.2	$71.9	$80.7	$83.2	$93.5	$98.0	$100.0	$102.4	(1.6%)	5.3%
% Growth	NA	(17.5%)	12.2%	3.1%	12.4%	4.8%	2.0%	2.4%
Cost of Sales	57.5	49.7	56.0	57.1	63.0	66.1	67.4	69.0

Gross Profit	29.7	22.2	24.7	26.1	30.5	31.9	32.6	33.4	(4.2%)	6.4%
% Margin	34.1%	30.9%	30.6%	31.4%	32.6%	32.6%	32.6%	32.6%
SG&A Expense	12.1	9.0	12.0	9.7	11.2	11.9	12.1	12.8
% of Sales	13.9%	12.5%	14.9%	11.7%	12.0%	12.1%	12.1%	12.5%

EBIT	17.6	13.2	12.7	16.4	19.3	20.0	20.5	20.6	(2.3%)	5.9%
% Margin	20.2%	18.4%	15.7%	19.7%	20.6%	20.4%	20.5%	20.1%
D&A	5.4	4.7	5.4	5.9	6.5	6.5	6.4	6.3
% Margin	6.2%	6.5%	6.7%	7.1%	6.9%	6.6%	6.4%	6.1%

EBITDA	23.0	17.9	18.1	22.3	25.8	26.5	26.9	26.9	(1.0%)	4.7%
% Margin	26.4%	24.9%	22.5%	26.8%	27.6%	27.0%	26.9%	26.2%

Benchmarking Analysis (2)

		Growth		Profitability Margins

	2001 Sales (US$)	Historical Sales (‘99-’01)	Projected Sales (‘02-’04)	2001 Gross	2001 EBIT (3)	2001 EBITDA	Average EBITDA (‘99-’01)	Average EBITDA (‘02-’04)

Martin Marietta Materials	$1,718.1	9.5%	NA	17.7%	12.7%	20.5%	22.2%	NA
Vulcan Materials	3,020.0	7.6%	8.2%	21.5%	13.4%	21.8%	22.1%	30.8%
Zemex Corp. Canada	57.3	(15.9%)	NA	23.9%	3.2%	13.3%	15.1%	NA

Mean	$1,598.5	0.4%	8.2%	21.0%	9.8%	18.5%	19.8%	30.8%

ISP Mineral Products	$80.7	(3.8%)	8.5%	30.6%	15.7%	22.5%	24.6%	27.2%

(1)	Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.
(2)	Source: Publicly available financials and Wall St. Research reports.
(3)	Adjusted for goodwill amortization as per FAS 142.

LEHMAN BROTHERS	12

DRAFT

Review of Financial Projections

Overview of International Specialty Products Inc.

Historical and Projected Sales by Segment

Note: Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

LEHMAN BROTHERS	13

DRAFT

Review of Financial Projections

Overview of International Specialty Products Inc.

Historical and Projected EBIT by Segment

$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$ in millions
1999-2002E CAGR = (7.8%)
2002E-2006E CAGR = 7.7%
$154.1
$17.6
$47.3
$45.6
$43.6
$112.0
$13.2
$8.7
$52.1
$38.0
$128.7
$12.7
$21.7
$55.5
$38.8
$120.7
$16.4
$1.6
$57.9
$44.8
$129.7
$19.3
$1.1
$62.3
$47.0
$141.0
$20.0
$4.6
$66.8
$49.6
$152.9
$20.5
$8.5
$71.6
$52.3
$162.1
$20.6
$11.9
$75.4
$54.2
1999
2000
2001
2002E
2003E
2004E
2005E
2006E
Personal Care
Pharma, Food & Beverage
Performance, Fine & Industrial
Minerals & Other

Note: Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

LEHMAN BROTHERS	14

DRAFT

Review of Financial Projections

Overview of International Specialty Products Inc.

Capital Expenditures vs. Depreciation Investment in Net Working Capital
Note: Historical and projected financials are from ISP management.

LEHMAN BROTHERS	15

DRAFT
Review of Financial Projections

Overview of International Specialty Products Inc.

Summary Historical and Projected Financials

($ in millions)	Historical (1)				Estimated	Projected				CAGR
				LTM (1)
	1999	2000	2001	6/30/02	2002E	2003E	2004E	2005E	2006E	‘99-’02	‘02-’06

Net Sales	787.3	784.0	787.2	814.6	821.4	842.3	880.6	916.5	957.0	1.4%	3.9%
% Growth	NA	-0.4%	0.4%	NA	4.3%	2.5%	4.5%	4.1%	4.4%
Gross Profit	304.9	268.8	288.0	286.9	289.8	305.5	322.7	339.7	357.2	(1.7%)	5.4%
% Margin	38.7%	34.3%	36.6%	35.2%	35.3%	36.3%	36.6%	37.1%	37.3%
EBITDA (2)	202.7	163.0	182.5	178.1	179.1	188.1	199.5	211.4	220.7	(4.0%)	5.4%
% Margin	25.7%	20.8%	23.2%	21.9%	21.8%	22.3%	22.7%	23.1%	23.1%
EBIT (2)	154.1	111.7	128.7	122.0	120.7	129.7	141.0	152.9	162.1	(7.8%)	7.7%
% Margin	19.6%	14.3%	16.4%	15.0%	14.7%	15.4%	16.0%	16.7%	16.9%
Net Income (3)	$57.3	$118.4	$39.4	$36.0	$54.5	$41.1	$48.6	$56.4	$62.9	(1.7%)	3.7%
% Growth	NA	106.6%	-66.7%	NA	38.2%	-24.6%	18.2%	16.2%	11.5%
Fully-Diluted EPS (3)	$0.83	$1.74	$0.60	$0.55	$0.83	$0.62	$0.74	$0.86	$0.96	(0.3%)	3.7%

Source: Historical and projected financials from ISP management.
(1)	Historical financials have been adjusted to exclude goodwill amortization per FAS 142 guidelines.
(2)	Excludes income from investments and one-time charges.
(3)	Net income and EPS from continuing operations and excluding one-time and extraordinary charges. Fully diluted shares calculated using treasury method based on current stock price.

LEHMAN BROTHERS	16

DRAFT

Summary Valuation Analysis

DRAFT

Summary Valuation Range

Summary Valuation Analysis

Summary Valuation Range
Comparable Trading
$12.00
$14.00
Comparable Transactions
$14.00
$15.00
Premiums Paid - Going Private
$10.00
$12.00
Premiums Paid - Full Acquisitions
$9.00
$13.00
Discounted Cash Flow Analysis
$12.00
$20.00
$5
$6
$7
$8
$9
$10
$11
$12
$13
$14
$15
$16
$17
$18
$19
$20
$21
$22
52-Wk Low $5.60
1-Day Prior $7.95
Proposed Price $10.00
52-Wk High $11.11

LEHMAN BROTHERS	17

DRAFT

Summary of Financial Assets and Liabilities

Summary Valuation Analysis

Capitalization as of June 30, 2002

($ in millions)
Security	Amt. 6/30/02	Maturity	Interest Rate	Credit Rating

Cash & Equivalents
Cash on balance sheet	$122.8	NA	NA	NA

Market value of investments	0.0	NA	NA	NA

Senior Credit Facilities
LT Revolving Credit Facility	38.4	2008	L + 275	BB+ / Ba2

Term Loan	222.8	2008	L + 225	BB+ / Ba2

Notes & Other
Senior Secured Notes	200.0	2009	10 5/8%	B2 / B+

Senior Subordinated Notes	402.7	2011	10 1/4%	B2 / BB-

A/R Facility	23.2	NA	NA	NA

Capital leases	0.2	NA	NA	NA

Other debt	1.6	NA	NA	NA

Total Debt (incl A/R facility)	$888.8
Book Equity	509.1

Total Capitalizaiton	$1,397.9

Investment Portfolio as of June 30, 2002

($ in millions)	Total Cost	Market Value	Unrealized Gain / (Loss)
Trading Securities:	$103.0	$98.0	($ 5.0)

Available for Sale Securities:	203.3	180.2	(23.1)

Total Value of Portfolio:	$306.3	$278.2	($28.1)

Market Value of Portfolio		$278.2
Incr. Tax Benefit at 34%		9.6

Net Cash Proceeds from sale		$287.8

Shares / Options Outstanding as of June 30, 2002

Shares Outstanding (mm)	64.9

Options Outstanding (mm)	3.6

Weighted Average Exercise Price	$10.42

Source: ISP management.
LEHMAN BROTHERS	18

DRAFT
Valuation of Other Liabilities

Summary Valuation Analysis

Valuation of Other Liabilities

($ in millions)
Liability / Reserve	Assumed Value ($ in mm)	Comments

Environmental (incl. Linden)	$0.0	Management believes that insurance recoveries and divestiture proceeds will fully offset remediation costs
Product Liability	0.0	Management believes that no meaningful liability exists
**	**	**
Tax Liabilities	17.6	**
Minority Interest in JVs	0.4	Valued at book value
Book Value Plan / SARs	7.3	Utilized by the Company for executive compensation, primarily in place of options. Valued at "in-the-money" value

Total	$25.3

Calculation of Net Non-Operating Liabilities
($ in millions)	As of 6/30/02

Total Debt	$865.6
A/R Facility	23.2
Other Liabilities / Reserves	25.3
Cash on Balance Sheet	(122.8)
After-Tax Mkt Value of Investment Portfolio	(287.8)

Net Non-Operating Liabilities	$503.5

LEHMAN BROTHERS	19	**	Confidential Portion of Presentation Has Been Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to Rule 24b-2 issued under the Securities Exchange Act of 1933

DRAFT
Purchase Price Ratio Analysis

Summary Valuation Analysis

Purchase Price Ratio Analysis

($ and shares in millions except per share data)	1-Day Prior	Proposed Price	Range of Purchase Prices

Price Per Share	$7.95	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00
% Premium to Proposed Price	(20.5%)	0.0%	10.0%	20.0%	30.0%	40.0%	50.0%	60.0%	70.0%
% Premium to Pre-Announcement Price	0.0%	25.8%	38.4%	50.9%	63.5%	76.1%	88.7%	101.3%	113.8%
% Prem. to 52-Wk High Prior to Proposal ($11.11)	(28.4%)	(10.0%)	(1.0%)	8.0%	17.0%	26.0%	35.0%	44.0%	53.0%
% Prem. to 52-Wk Low Prior to Proposal ($5.60)	42.0%	78.6%	96.4%	114.3%	132.1%	150.0%	167.9%	185.7%	203.6%

Common Shares Outstanding (as of 6/30/02)	64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9
Value of Common Shares	$516.3	$649.4	$714.4	$779.3	$844.3	$909.2	$974.1	$1,039.1	$1,104.0
Net Value of Options (1)	1.7	3.8	5.9	8.2	11.1	14.0	17.0	20.2	23.7
Plus: Net Non-Operating Liabilities (2)	503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5

Enterprise Value	$1,021.6	$1,156.8	$1,223.8	$1,291.1	$1,358.9	$1,426.7	$1,494.7	$1,562.8	$1,631.3

Enterprise Value to:	Data (3)	Multiple

LTM Revenues	$814.6	1.25x	1.42x	1.50x	1.58x	1.67x	1.75x	1.83x	1.92x	2.00x
2002E Revenues	$821.4	1.24x	1.41x	1.49x	1.57x	1.65x	1.74x	1.82x	1.90x	1.99x
2003E Revenues	$842.3	1.21x	1.37x	1.45x	1.53x	1.61x	1.69x	1.77x	1.86x	1.94x

LTM EBITDA	$178.1	5.7x	6.5x	6.9x	7.2x	7.6x	8.0x	8.4x	8.8x	9.2x
2002E EBITDA	$179.1	5.7x	6.5x	6.8x	7.2x	7.6x	8.0x	8.3x	8.7x	9.1x
2003E EBITDA	$188.1	5.4x	6.1x	6.5x	6.9x	7.2x	7.6x	7.9x	8.3x	8.7x

LTM EBIT	$122.0	8.4x	9.5x	10.0x	10.6x	11.1x	11.7x	12.2x	12.8x	13.4x
2002E EBIT	$120.7	8.5x	9.6x	10.1x	10.7x	11.3x	11.8x	12.4x	13.0x	13.5x
2003E EBIT	$129.7	7.9x	8.9x	9.4x	10.0x	10.5x	11.0x	11.5x	12.0x	12.6x

Share Price to:
LTM EPS	$0.55	14.3x	18.0x	19.8x	21.7x	23.5x	25.3x	27.1x	28.9x	30.7x
2002E EPS	$0.83	9.6x	12.1x	13.3x	14.5x	15.7x	16.9x	18.1x	19.3x	20.6x
2003E EPS	$0.62	12.7x	16.0x	17.6x	19.2x	20.8x	22.4x	24.1x	25.7x	27.3x

(1)	Implied market value of “in-the-money” options calculated using the treasury method.
(2)	As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.
(3)	Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

LEHMAN BROTHERS	20

DRAFT
Historical Stock Price Performance

Summary Valuation Analysis

Absolute Stock Price Performance Stock Price Performance Since IPO

LEHMAN BROTHERS	21

DRAFT
Historical Stock Price Performance

Summary Valuation Analysis

Relative Stock Price Performance

Index Stock Price Performance Since IPO (6/25/91-7/8/02)

LEHMAN BROTHERS	22

Historical Stock Price Performance

Summary Valuation Analysis

1-Year Indexed Stock Price Performance (7/9/01-7/8/02)

1-Year Stock Price Performance

(1)	Average price for the one-year period prior to the July 8, 2002 proposal.

LEHMAN BROTHERS	23

DRAFT
Historical Stock Price Performance

Summary Valuation Analysis

Analysis of Shares Traded – Twelve Months Ending % of Shares Traded (as of July 8, 2002) % of Shares Traded (as of September 16, 2002)

LEHMAN BROTHERS	24

DRAFT
Comparable Trading Analysis

Summary Valuation Analysis

Comparable Trading Analysis (1)
(Currency and shares in millions except per share date)				Enterprise Value as a Multiple of:

						Sales				EBITDA					EBIT

Companies	Price 16-Sep-02	Equity Value	Enterprise Value	LTM		2002E	2003E		LTM	2002E	2003E		LTM		2002E	2003E

Albemarle	$28.98	1,223.4	1,400.9	1.47x		1.46x	1.40x		7.1x	7.6x	6.9x		13.0x		13.0x	11.4x

Arch Chemicals	$19.55	437.9	603.2	0.68x	*	NA *	NA	*	8.6x	NA *	NA	*	44.7x	*	NA *	NA	*

Cambrex	$36.91	984.2	1,245.3	2.41x		2.29x	2.15x		10.8x	9.4x	8.5x		15.8x		13.5x	11.8x

Croda	£2.45	333.0	396.6	1.27x		1.30x	1.26x		7.1x	7.1x	6.8x		9.7x		9.9x	9.4x

Intl Flavors & Fragrances	$31.40	2,975.2	4,082.5	2.26x		2.27x	2.21x		9.5x	9.8x	9.0x		11.7x		12.2x	11.1x

Penford	$13.95	111.8	216.5	0.94x		0.93x	0.82x		6.4x	6.1x	5.3x		14.0x		13.2x	10.1x

Sensient Technologies	$22.70	1,074.6	1,587.8	1.83x		1.75x	1.65x		8.9x	8.5x	7.9x		11.2x		10.8x	9.9x

			Maximum	2.41x		2.29x	2.21x		10.8x	9.8x	9.0x		15.8x		13.5x	11.8x
			Mean	1.70x		1.67x	1.58x		8.3x	8.1x	7.4x		12.6x		12.1x	10.6x
			Median	1.65x		1.60x	1.52x		8.6x	8.0x	7.4x		12.3x		12.6x	10.6x
			Minimum	0.94x		0.93x	0.82x		6.4x	6.1x	5.3x		9.7x		9.9x	9.4x
ISP Valuation at $10.00 Offer Price	$10.00	653.3	1,156.8	1.42x		1.41x	1.37x		6.5x	6.5x	6.1x		9.5x		9.6x	8.9x

ISP Valuation Metrics
Selected Multiples									8.0x	8.0x	7.5x		11.0x		11.0x	10.5x
Relevant ISP Statistic (2)									$178.1	$179.1	$188.1		$122.0		$120.7	$129.7

Implied Enterprise Value at Selected Multiples:									$1,424.9	$1,432.7	$1,411.0		$1,342.3		$1,327.3	$1,361.8
less: Net non-operating liabilities (3)									(503.5)	(503.5)	(503.5)		(503.5)		(503.5)	(503.5)

Implied Equity Value at Selected Multiples:									$921.4	$929.1	$907.5		$838.7		$823.7	$858.3
Fully diluted shares outstanding (4)									65.9	66.0	65.9		65.8		65.7	65.8

Implied Price per Share:									$13.97	$14.09	$13.77		$12.76		$12.53	$13.04

											$12.00	–	$14.00

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.
(1)	Trading multiples for comparable specialty companies based on actual prices as of the most recent closing date.
(2)	Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.
(3)	As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.
(4)	Includes dilution from options calculated using the treasury method.

LEHMAN BROTHERS	25

DRAFT
Comparable Transaction Analysis

Summary Valuation Analysis

Comparable Transaction Analysis
(Currency and shares in millions except per share data)
				Transaction Value to:

Date Announced	Target Acquiror	Offer Value	Transaction Value	LTM Sales	LTM EBITDA	LTM EBIT
17-Jul-02	Haarmann & Reimer (Bayer)	€1,660.0	€1,660.0	1.90x	9.8x	14.6x
	EQT Northern Europe Private Equity Fund

12-Sep-01	Cognis BV (Henkel KGaA)	€2,500.0	€2,500.0	0.78x	7.1x	11.4x
	Investor Group

29-Mar-01	Ascot PLC	£305.2	£439.5	1.99x	10.0x	15.9x
	Dow Chemical

15-Dec-00	Laporte	$2,010.4	$1,656.8	2.64x	10.1x	13.6x
	Degussa

29-Nov-00	BF Goodrich Performance Materials	$1,200.0	$1,400.0	1.18x	6.4x	10.3x
	AEA Investors

02-Aug-00	Catalytica Pharmaceuticals, Inc.	$750.0	$800.0	1.89x	10.5x	13.6x
	DSM

06-Jul-00	Hickson International	$95.6	$128.6	0.59x	7.0x	17.4x
	Arch Chemicals

01-Jun-99	Witco	$1,082.1	$1,836.6	0.96x	8.3x	17.2x
	Crompton & Knowles

12-May-99	Zeneca Specialties (AstraZeneca)	£1,300.0	£1,300.0	1.89x	9.4x	13.9x
	Cinven/Investcorp.

25-Aug-97	BioWhittaker Inc.	$130.9	$129.3	2.54x	9.6x	13.3x
	Cambrex Corporation
			Maximum	2.64x	10.5x	17.4x
			Mean	1.64x	8.8x	14.1x
			Median	1.89x	9.5x	13.8x
			Minimum	0.59x	6.4x	10.3x

Valuation at $10.00 Offer Price		$653.3	$1,156.8	1.42x	6.5x	9.5x

ISP Valuation Metrics
Selected Multiples (1)					8.0x	12.0x
Relevant ISP Statistic					$178.1	$122.0
Implied Enterprise Value at Selected Multiples:					$1,424.9	$1,464.3
less: Net non-operating liabilities (2)					(503.5)	(503.5)

Implied Equity Value at Selected Multiples:					$921.4	$960.8
Fully diluted shares outstanding (3)					65.9	66.0

Implied Price per Share:					$13.97	$14.55	}	$14.00-$15.00

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.
(1)	Historical figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.
(2)	As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.
(3)	Includes dilution from options calculated using the treasury method.

LEHMAN BROTHERS	26

DRAFT
Premiums Paid

Summary Valuation Analysis

Summary of Premiums Paid Analysis Going Private Transactions – Cash Only (1)

	Premia Paid over Average Price for:

Premia Paid	1 Day	7 Days		30 Days	90 Days

Maximum:	140.0%	136.9%		113.3%	116.0%
Mean:	46.4%	47.7%		49.2%	42.2%
Median:	42.6%	43.4%		48.6%	36.2%
Minimum:	9.9%	13.2%		13.1%	13.5%

Implied Offer Price
ISP Share Price Data:	$7.95	$7.82		$6.92	$8.32
At Mean Premium	$11.64	$11.55		$10.33	$11.83
At Median Premium	$11.34	$11.21		$10.29	$11.33

		$10.00	–	$12.00

Full Acquisitions – Cash Only (2)

	Premia Paid over Average Price for:

Premia Paid	1 Day	7 Days		30 Days	90 Days

Maximum:	540.0%	519.4%		411.7%	267.4%
Mean:	44.1%	45.6%		48.1%	51.7%
Median:	28.8%	31.7%		33.5%	37.6%
Minimum:	(7.8%)	(7.4%)		(3.4%)	(9.1%)

Implied Offer Price
ISP Share Price Data:	$7.95	$7.82		$6.92	$8.32
At Mean Premium	$11.45	$11.39		$10.26	$12.62
At Median Premium	$10.24	$10.30		$9.24	$11.45

		$9.00	–	$13.00

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.
(1)	Completed going-private transactions > $100 million where the acquiror had greater than 50% ownership in target. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Period from 1998-2002.
(2)	All completed transactions > $100 million and excluding finance, technology, and share repurchases. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Period from 2000-2002.

LEHMAN BROTHERS	27

DRAFT
Discounted Cash Flow Analysis

Summary Valuation Analysis

•	Lehman Brothers performed a “Discounted Cash Flow” (“DCF”) analysis of the operating projections provided by ISP management

•	ISP management believes that these projections reflect the best assessment of the Company’s business prospects. These projections were also presented to ISP’s Board of Directors in April 2002

•	These projections were extended by one year by Lehman Brothers based on an extrapolation of operating trends

•	The DCF valuation consists of two components:

–	Present value of cash flows for the years 2003 to 2007

–	Present value of terminal value based on perpetuity growth rate of 3% to 5%, consistent with the Company’s long-term projected growth rate

•	Cash flows and terminal value were discounted back to December 31, 2002 at a discount rate of 9% to 11% for the businesses, based on an analysis of the weighted average cost of capital for comparable companies

Summary Operating Projections

($ in millions)	Historical (1)				Projected(1)

	1999A	2000A	2001A	2002E	2003E	2004E	2005E	2006E	2007E

Sales	$787.3	$784.0	$787.2	$821.4	$842.3	$880.6	$916.5	$957.0	$995.1
% Growth	NA	(0.4%)	0.4%	4.8%	7.0%	4.5%	4.1%	4.4%	4.0%
EBITDA	202.7	163.0	182.5	179.1	188.1	199.5	211.4	220.7	227.2
% Margin	25.7%	20.8%	23.2%	21.8%	22.3%	22.7%	23.1%	23.1%	22.8%
Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0

EBIT	154.1	111.7	128.7	120.7	129.7	141.0	152.9	162.1	168.6
Less: Cash Taxes @ 34.0%	52.4	38.0	43.8	41.0	44.1	47.9	52.0	55.1	57.3

Tax-effected EBIT	101.7	73.7	85.0	79.6	85.6	93.1	100.9	107.0	111.2
Plus: Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Plus: Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
Less: Capital Expenditures	(69.5)	(61.7)	(53.0)	(51.0)	(51.0)	(51.0)	(51.0)	(51.0)	(57.6)
Less: Changes in Working Capital	(40.1)	(6.5)	(46.4)	30.5	(2.6)	(6.4)	(5.8)	(7.0)	(7.3)

Free Cash Flow	$40.7	$56.9	$39.3	$117.6	$90.5	$94.1	$102.7	$107.5	$104.9
% FCF Growth Rate	NM	39.6%	(30.9%)	199.4%	(23.1%)	4.0%	9.1%	4.7%	(2.4%)

(1)	Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

LEHMAN BROTHERS	28

DRAFT
Discounted Cash Flow Analysis

Summary Valuation Analysis

Discounted Cash Flow Analysis ($ in millions except per share data) DCF Valuation Sensitivities to Operating Assumptions (5)
(1)	Present value of interim projected cash flows calculated as of January 1, 2003.
(2)	Discounted 5 years; based on a free cash flow perpetuity growth rate of between 3% - 5%.
(3)	As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.
(4)	Total equity value divided by diluted shares outstanding calculated using treasury method.
(5)	DCF analysis assumes a 10% WACC and terminal perpetuity growth rate of 4.0%.

LEHMAN BROTHERS	29

DRAFT

Appendices

DRAFT
Weighted Average Cost of Capital

Weighted Average Cost of Capital (“WACC”) Analysis

Weighted Average Cost of Capital

Cost of Equity	Historical	Predicted

Market Risk Premium (1)	7.50%	7.50%
Implied Unlevered Equity Beta (2)	0.66	0.59
Estimated Debt/Equity Ratio	26%	26%
Estimated Cost of Equity/ROE	9.8%	9.1%

Cost of Debt

Rf (10-Year T-Bond Rate)	3.94%	3.94%
Assumed Spread, bps	600	600
Assumed Marginal Tax Rate	35.0%	35.0%
Estimated After-tax Cost of Debt	6.46%	6.46%

Target Capital Structure (3)

Debt	20.3%	20.3%
Common Equity at Market	79.7%	79.7%
Total Capitalization at Market	100.0%	100.0%

Weighted Average Cost of Capital

Pre-tax Cost of Debt	9.9%	9.9%
After-tax Cost of Debt	6.5%	6.5%
Cost of Equity	9.8%	9.1%

Weighted Average Cost of Capital	9.1%	8.6%

(1)	Assumed risk premium of 7.50% from Ibbotson & Associates.
(2)	Mean of unlevered beta estimates for comparable companies from Barra’s U.S. Equity Beta Book dated August 30, 2002.
(3)	Target capital structure based on the mean for comparable companies.

LEHMAN BROTHERS	30

DRAFT
ISP Ownership Profile

ISP Ownership Profile

Shareholder Profile

	Shares Held	% Shares Outstanding	Options Held	% Fully Diluted Shares

Samuel Heyman (1)	52,088,840	80.2%	239,200	76.3%

Institutional Shareholders (1)
Dimensional FD Advisors, Inc.	2,716,700	4.2%		4.0%
Tweedy, Browne, Company, L.L.C	759,988	1.2%		1.1%
California Public Emp Ret Sys	575,200	0.9%		0.8%
Barclays Global Investors, N.A.	520,731	0.8%		0.8%
Vanguard Group	302,478	0.5%		0.8%
Northern Trust Company	291,256	0.4%		0.4%
Charles Schwab Investment Mgmt	167,534	0.3%		0.2%
State Str Global Advisors (US)	167,534	0.3%		0.2%
Brandywine Asset Mgmt, Inc.	153,400	0.2%		0.2%
Alliance Capital Mgmt L.P.	126,400	0.2%		0.2%

Top 10 Institutional Shareholders	5,781,221	8.9%		8.4%
Other Institutions	883,903	1.4%		1.3%

Total Institutional Ownership	6,665,124	10.3%		9.7%
Total Insider Ownership (2)	970,861	1.5%	3,362,321	6.3%
Total Retail/Other Holdings	5,217,557	8.0%		7.6%

Total Shares Outstanding (3)	64,942,382	100.0%		94.7%

Total Options Outstanding (4)	3,601,521		3,601,521	5.3%

Total Diluted Shares Outstanding	68,543,903			100.0%

(1)	Per Thomson Financial Securities Data as of September 16, 2002.
(2)	Per Proxy Statement April 11, 2002. Insider ownership excludes shares beneficially owned by Mr. Heyman.
(3)	Per ISP 10Q; as of August 8, 2002.
(4)	Per ISP management; as of June 30, 2002. WAEP of options outstanding is $10.42.

LEHMAN BROTHERS	31

DRAFT
Review of Financial Projections

Review of Assumptions for Operating Projections

Review of Major Assumptions

•	Core specialty volume grows at CAGR of 5.1% during the plan period on the strength of new product development and strategic alliances partially offset by natural obsolescence of existing products. Strategic alliances are expected to add $5.0 million in new annual sales every year. Industrial volume remains constant. Reed Chemical acquisition and organic growth result in 5.3% annual CAGR in Minerals volume.

•	Pricing remains flat in all segments throughout the projection period. Industrial pricing stabilizes in 2003 after dropping in 2002.

•	Raw materials and energy pricing remain flat throughout the projection period or prices changes are passed on to customers.

•	Manufacturing efficiencies offset inflationary increases in manufacturing transition costs.

•	Loss of Polaroid business results in unabsorbed Freetown idle capacity costs of $11.5mm in 2003, primarily due to lease payments and depreciation expense. This idle capacity cost is reduced by $1.5mm per year as growth in core specialty volume enables absorption of idle capacity.

•	Core specialty gross margins remain essentially constant throughout the projection period. Product mix remains relatively constant with no aggregate impact on gross margins. While strategic alliances will result in lower gross margins (25%), impact on aggregate margins is minimal. Industrial margins are stable throughout the planning period. Fine chemicals margins improve as capacity utilization improves at Columbus and Freetown plants. Minerals margins remain constant throughout the projection period.

•	Consolidated margins improve by 210 bps due to absorption of Freetown and Columbus idle capacity.

•	Foreign exchange rates remain constant at current levels throughout the projection period

•	EBIT margins improve from 14.7% to 16.9% due to gross margin expansion.

•	Capital expenditures are $57mm in 2002 and remains at $51mm throughout the projection period. Depreciation and amortization are projected at $59mm throughout the projection period. The projections assume no further acquisitions.

LEHMAN BROTHERS	32

DRAFT
Premiums Paid Analysis

Premiums Paid Analysis

Going Private Deals – All Cash Range of premiums for cash going private transactions is as high as 40% to 50% due to tax and continuity of interest considerations

Selected Acquisitions of Minority Interests (Cash Deals › $100 million) (1)

						Premium Paid over Average Price for (2)

Date Announced	Target Name	Acquiror Name		Transaction Size ($mil)	% Acquired	1 Day	7 Days	30 Days	90 Days	Final Bump (3)

06/17/2002	Fortress Group Inc	Lennar Corp		112.2	26.9%	16.8%	20.7%	22.5%	15.9%	0.0%
02/19/2002	Travelocity.com Inc	Sabre Holdings Corp		447.2	30.0%	45.8%	42.2%	25.9%	17.3%	21.7%
	(Sabre Hlg)
10/10/2001	TD Waterhouse Group Inc	Toronto-Dominion Bank		402.6	11.2%	53.2%	48.7%	49.8%	16.8%	5.6%
05/24/2001	Unigraphics Solutions	Electronic Data Systems Corp		225.0	14.0%	52.5%	58.0%	72.6%	70.4%	20.4%
	Inc
03/26/2001	CSFBdirect Inc	Credit Suisse First Boston		110.4	18.0%	140.0%	122.7%	95.7%	55.1%	50.0%
10/27/2000	Azurix Corp(Enron Corp)	Enron Corp		330.1	33.0%	135.2%	136.9%	113.3%	70.2%	19.7%
09/21/2000	Hertz Corp(Ford Motor	Ford Motor Co		734.0	18.5%	46.4%	44.0%	28.5%	18.6%	18.3%
	Co)
08/15/2000	AAPT Ltd	Telecom Corp of New Zealand		259.1	20.1%	22.9%	23.0%	24.3%	23.7%	0.0%
07/25/2000	Phoenix Investment	Phoenix Home Life Mutual		430.1	41.0%	45.7%	43.2%	45.4%	66.8%	26.0%
	Partners
03/31/2000	Hartford Life(ITT	Hartford Fin Svcs Group Inc		1,324.6	18.5%	12.1%	20.2%	39.1%	32.3%	14.8%
	Hartford)
03/24/2000	Homestead Village Inc	Security Capital Group Inc		156.8	27.7%	52.6%	54.0%	71.8%	75.9%	20.6%
03/21/2000	Travelers Property	Citigroup Inc		2,449.3	15.0%	24.5%	28.2%	32.2%	25.1%	1.1%
	Casualty
03/16/2000	Vastar Resources Inc	BP Amoco PLC		1,575.7	19.0%	31.5%	34.3%	50.5%	49.0%	16.9%
03/14/2000	Howmet International Inc	Alcoa Inc		349.3	15.4%	13.5%	13.2%	13.1%	14.7%	12.0%
03/07/2000	Dead Sea Works	Israel Chemicals Ltd		143.9	10.8%	9.9%	14.4%	13.4%	32.5%	0.0%
01/31/2000	Thermo	Thermo Instrument Systems Inc		167.9	16.0%	51.4%	52.6%	59.7%	58.6%	0.0%
	BioAnalysis(Thermo)
01/20/2000	Trigen Energy Corp	Elyo(Suez Lyonnaise des Eaux)		159.2	47.3%	19.4%	33.6%	35.7%	22.7%	0.0%
12/01/1999	Boise Cascade Office	Boise Cascade Corp		205.3	18.1%	43.5%	52.2%	53.7%	58.5%	24.5%
	Products
05/07/1999	J Ray McDermott SA	McDermott International Inc		514.5	37.0%	16.8%	14.2%	14.7%	28.1%	34.7%
04/01/1999	Aqua Alliance Inc	Vivendi SA		117.1	17.0%	28.9%	22.8%	70.1%	73.4%	45.0%
03/19/1999	Spelling Entertainment	Viacom Inc(Natl Amusements)		191.6	19.1%	44.4%	43.6%	42.9%	39.9%	8.3%
	Group
11/16/1998	Computer 2000 AG(Tech	Tech Data Corp		135.6	20.0%	120.4%	120.7%	113.3%	116.0%	0.0%
	Data)
10/27/1998	Citizens Corp(Hanover	Allmerica Financial Corp		212.4	18.2%	20.6%	17.4%	22.5%	23.6%	14.7%
	Ins Co)
10/25/1998	Tadiran Ltd(Koor	Koor Industries Ltd		233.6	33.6%	41.3%	46.3%	48.5%	26.3%	12.9%
	Industries)
10/23/1998	BA Merchant	Bank of America National Trust		339.4	32.8%	50.5%	46.0%	57.4%	44.7%	32.3%
	Svcs(BankAmerica)
10/19/1998	BRC Holdings Inc	Affiliated Computer Services		131.9	49.0%	16.9%	19.7%	18.6%	13.5%	0.0%
09/23/1998	J&L Specialty Steel Inc	Usinor SA		115.0	46.5%	100.2%	105.8%	72.0%	26.9%	14.5%
09/08/1998	PEC Israel Economic Corp	IDB Development Corporation		125.0	18.7%	60.0%	57.6%	49.7%	51.1%	43.1%
04/30/1998	Mycogen Corp(Dow	Dow AgriSciences(Dow Chemical)		379.3	31.7%	41.8%	41.1%	48.6%	48.7%	36.6%
	AgroSciences)
01/22/1998	BT Office Products Intl Inc	Koninklijke KNP BT NV		138.1	30.0%	32.5%	54.9%	71.0%	50.5%	31.0%

			Maximum:	$2,449.3	49.0%	140.0%	136.9%	113.3%	116.0%	50.0%
			Mean:	407.2	25.1%	46.4%	47.7%	49.2%	42.2%	17.5%
			Median:	218.7	19.6%	42.6%	43.4%	48.6%	36.2%	15.8%
			Minimum:	110.4	10.8%	9.9%	13.2%	13.1%	13.5%	0.0%

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.
(1)	Completed deals only; excludes Investor Group, LBOs, and MBOs.
(2)	Premiums are based on local currency prices of the target.
(3)	% increase between initial bid and final bid.

LEHMAN BROTHERS	33

DRAFT
Premiums Paid Analysis

Premiums Paid Analysis

Full Acquisitions – All Cash

Selected Full Acquisitions (Cash Deals>$100 million) (1)

					Premium Paid over Average Price for

Date Announced	Target Name	Acquiror Name		Transaction Size ($mil)	1 Day	7 Days	30 Days	90 Days

06/21/2002	Budgens PLC	Musgrave Group Ltd		249.1	8.1%	8.5%	8.7%	16.9%
06/05/2002	Snack Foods Ltd	Arnotts Ltd (Campbell Soup Co)		143.2	27.7%	29.8%	36.0%	40.9%
05/15/2002	Boron LePore & Associates Inc	Cardinal Health Inc		202.8	20.0%	28.5%	31.2%	35.1%
05/13/2002	Lands’ End Inc	Sears Roebuck & Co		1,933.2	21.5%	20.6%	22.3%	26.5%
03/27/2002	Crestline Capital Corp	Barcelo Hotels & Resorts		570.2	8.3%	7.4%	8.9%	9.9%
03/22/2002	SpaceLabs Medical Inc	Instrumentarium Corp		139.0	-7.8%	-7.4%	-3.4%	8.6%
03/18/2002	Ivex Packaging Corp(Acadia)	Alcoa Inc		451.2	0.0%	-2.4%	-2.7%	3.0%
03/11/2002	Canaan Energy Corp	Chesapeake Energy Corp		134.0	84.6%	84.9%	81.6%	80.4%
03/08/2002	Wackenhut Corp	Group 4 Falck A/S		542.3	-4.1%	-4.7%	6.0%	20.8%
02/20/2002	Sevenson Environmental Svcs	SCC Contracting Inc		169.9	17.6%	21.7%	22.8%	12.3%
02/20/2002	Osca Inc(Great Lakes Chem)	BJ Services Co		421.4	27.3%	44.7%	57.2%	51.3%
01/29/2002	Suburban Lodges of America Inc	InTown Suites Management		109.8	13.0%	14.6%	21.6%	27.4%
12/03/2001	Paragon Trade Brands Inc	Tyco International Ltd		662.1	30.3%	31.6%	40.4%	49.1%
11/02/2001	High Plains Corp	Abengoa SA		114.3	31.2%	35.4%	46.4%	37.6%
10/30/2001	Odwalla Inc	Coca-Cola Co		180.7	28.9%	39.0%	91.0%	97.7%
09/27/2001	Gaylord Container Corp	Temple-Inland Inc		848.5	60.3%	51.6%	22.0%	37.6%
09/27/2001	Orion Power Holdings Inc	Reliant Resources Inc		4,705.5	39.6%	43.7%	30.8%	24.9%
08/29/2001	Renaissance Worldwide Inc	Aquent Inc		106.2	39.9%	51.5%	59.2%	82.7%
08/27/2001	PolyVision Corp	Steelcase Inc		181.4	21.6%	27.3%	32.8%	54.9%
08/22/2001	Arnold Industries Inc	Roadway Express Inc		553.7	4.8%	5.0%	10.7%	15.2%
08/13/2001	Cheap Tickets Inc	Cendant Corp		413.3	39.2%	38.3%	44.9%	28.9%
07/10/2001	Triton Energy Ltd	Amerada Hess Corp		3,229.3	50.5%	43.8%	46.1%	64.1%
07/02/2001	Earthgrains Co	Sara Lee Corp		2,905.9	54.8%	62.2%	57.5%	65.1%
06/18/2001	Purina Mills Inc	Land O'Lakes Inc		231.0	19.2%	19.3%	20.9%	60.3%
06/01/2001	Houghton Mifflin Co	Vivendi Universal SA		2,272.2	10.0%	8.9%	12.7%	27.8%
05/30/2001	Bacou USA Inc	Bacou SA		160.3	21.8%	19.9%	14.6%	12.7%
04/27/2001	WorldPages.com Inc	TransWestern Publishing Co LLC		142.4	36.4%	31.8%	37.9%	-9.1%
04/10/2001	Ravenswood Winery Inc	Constellation Brands Inc		157.1	72.5%	72.8%	84.4%	105.2%
03/30/2001	Hallwood Energy Corp	Pure Resources II		268.0	38.4%	34.0%	27.6%	30.3%
03/20/2001	Huntway Refining Co	Valero Energy Corp		111.6	12.4%	15.9%	29.0%	59.9%
03/16/2001	Midcoast Energy Resources Inc	Enbridge Inc		596.4	7.1%	6.0%	11.3%	21.1%
02/23/2001	Clintrials Research Inc	Inveresk Research Intl		112.3	14.3%	7.6%	-1.4%	4.1%
02/22/2001	Sunglass Hut International Inc	Luxottica Group SpA		715.0	38.3%	37.4%	43.2%	69.1%
02/05/2001	UTI Energy Corp	Patterson Energy Inc		1,408.5	8.8%	8.9%	16.3%	33.4%
01/30/2001	Wisconsin Central Transport	Canadian National Railway Co		1,199.2	14.8%	16.0%	9.2%	16.2%
01/25/2001	Sodexho Marriott Services Inc	Sodexho Alliance SA		1,144.5	28.6%	26.3%	41.7%	52.1%
01/18/2001	Texoil Inc	Ocean Energy Inc		125.4	9.1%	8.6%	12.4%	17.1%
01/18/2001	Casino Data Systems Inc	Aristocrat Leisure Ltd		177.6	7.2%	17.9%	34.4%	50.6%
01/15/2001	Rollins Truck Leasing Corp	Penske Truck Leasing Co LP		764.5	54.1%	51.8%	68.0%	93.8%
01/15/2001	Ralston Purina Co	Nestle SA		10,479.4	36.0%	37.1%	34.2%	31.2%
12/22/2000	Pennaco Energy Inc	Marathon Oil Co		488.1	29.9%	28.9%	40.8%	36.5%
12/18/2000	Donna Karan International	LVMH Moet-Hennessy L Vuitton		247.2	120.5%	124.5%	114.9%	95.3%
12/14/2000	Lindberg Corp	Bodycote International PLC		162.4	102.9%	101.7%	126.0%	142.4%
12/11/2000	Detection Systems Inc	Robert Bosch GmbH		117.5	38.5%	41.7%	51.7%	69.5%
12/07/2000	Musicland Stores Corp	Best Buy Co Inc		418.7	22.4%	60.6%	61.6%	71.5%
12/04/2000	Agribrands International Inc	Cargill Inc		575.8	24.4%	24.1%	23.5%	26.8%
11/29/2000	Lanier Worldwide Inc	Ricoh Corp(Ricoh Co Ltd)		255.9	540.0%	519.4%	411.7%	267.4%
11/14/2000	MicroTouch Systems Inc	Minnesota Mining & Manufctring		147.7	41.2%	42.9%	97.1%	150.5%
11/13/2000	Willamette Industries Inc	Weyerhaeuser Co		7,857.3	59.7%	55.6%	71.0%	83.1%
10/27/2000	Azurix Corp(Enron Corp)	Enron Corp		330.1	135.2%	136.9%	113.3%	70.2%
10/26/2000	Keebler Foods Co	Kellogg Co		4,652.2	6.7%	6.0%	4.4%	-2.0%
10/16/2000	Specialty Equipment Companies	United Technologies Corp		724.4	26.1%	26.7%	22.4%	16.0%
10/12/2000	Engle Homes Inc	Technical Olympic USA Inc		464.2	21.3%	21.8%	24.8%	43.9%
10/06/2000	Taco Cabana Inc	Carrols Corp		151.4	117.5%	110.2%	102.8%	87.2%
09/29/2000	Southdown Inc	Cemex		2,846.2	30.4%	35.0%	25.5%	20.5%
09/28/2000	WLR Foods Inc	Pilgrim’s Pride Corp		279.9	107.3%	126.4%	162.5%	191.3%
09/27/2000	Acuson Corp	Siemens Medical		668.1	46.6%	55.0%	56.8%	64.8%
09/25/2000	Bush Boake Allen(Union Camp)	International Flavors		964.2	11.3%	11.0%	9.6%	11.7%
09/21/2000	Hertz Corp(Ford Motor Co)	Ford Motor Co		734.0	46.4%	44.0%	28.5%	18.6%
09/11/2000	Mikasa Inc	JG Durand Industries SA		288.9	69.2%	69.4%	70.8%	69.8%

			Maximum:	$10,479.4	540.0%	519.4%	411.7%	267.4%
			Mean:	1,023.4	44.1%	45.6%	48.1%	51.7%
			Median:	416.0	28.8%	31.7%	33.5%	37.6%
			Minimum:	106.2	-7.8%	-7.4%	-3.4%	-9.1%

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.
(1)	Completed U.S. deals only; excludes Investor Group, LBOs, and MBOs.

LEHMAN BROTHERS	34